Exhibit 99.1

NEWS BULLETIN	AAON, Inc.
2425 South Yukon Ave. • Tulsa, OK 74107-2728
• Ph: (918) 583-2266 • Fax: (918) 583-6094 •
•http://www.aaon.com•
For Further Information:
FOR IMMEDIATE RELEASE NOVEMBER 7, 2013	Jerry R. Levine • Phone: (914) 244-0292 • Fax: (914) 244-0295
Email: jrladvisor@yahoo.com

AAON REPORTS RECORD SALES AND EARNINGS

TULSA, OK, November 7, 2013 - AAON, Inc. (NASDAQ-AAON), today announced its operating results for the third quarter and nine-month period ended September 30, 2013.

The quarter ended September 30, 2013 was the fourth consecutive quarter to produce the highest sales and earnings for any corresponding quarter in any year in the 25-year history of the company. Sales and earnings for the nine months ended September 30, 2013, were also all time records.

Revenues in the quarter were $89.7 million, up 16.8% from $76.8 million in 2012. Net income was $10.5 million, up 75.2% from $6.0 million in the same period a year ago. Net sales for the nine-month period ended September 30, 2013 were $247.8 million, up 10.1% compared to $225.1 million in 2012. Earnings for the nine months ended September 30, 2013 were $29.8 million, up 49.9% compared to $19.9 million in 2012.

Earnings per diluted share in the third quarter of 2013 were $0.28, up 75.0% from $0.16 for the same period a year ago, based upon 37.0 million shares outstanding for both periods. Earnings per diluted share were $0.80, up 48.1% from $0.54, in the nine months ended September 30, 2013, and September 30, 2012, respectively, based upon 37.0 million and 37.1 million diluted shares outstanding for the nine months ended September 30, 2013, and September 30, 2012, respectively. All per share earnings reflect the 3-for-2 stock split effective July 2, 2013.

Norman H. Asbjornson, President and CEO, stated, “The third quarter gains in sales and income from operations primarily reflect an increase in market share, as well as price increases and a decline in cost of materials; gross profit as a percent of sales increased from 22.3% to 29.7%, but SG&A expenses as a percent of sales also increased from 8.8% to 10.8%, the majority of which (SG&A) represents increases in “profit sharing” and warranty expense.”

Mr. Asbjornson continued, “The Company’s backlog decreased from $55.3 million at September 30, 2012 to $49.9 million at September 30, 2013."

Mr. Asbjornson said, “While we are confident of having record sales and profits for 2013, we expect a decline in sales and fairly level profits in the fourth quarter of 2013 compared to an exceptionally strong fourth quarter last year.”

At a meeting of the Board of Directors on November 6, 2013, the Board declared a regular semi-annual cash dividend of $0.10 per share, which will be paid to the holders of the outstanding Common Stock of the Company as of the close of business on December 2, 2013, the record date, payable December 23, 2013.

The Company will host a conference call today at 4:15 P.M. Eastern Time to discuss the third quarter results. To participate, call 1-866-544-4631; or, for rebroadcast, call 1-866-245-6755 (code 531989).

AAON, Inc. is a manufacturer of air-conditioning and heating equipment consisting of rooftop units, chillers, air-handling units, condensing units, heat recovery units, commercial self-contained units and coils. Its products serve the new construction and replacement markets. The Company has successfully gained market share through its “semi-custom” product lines, which offer the customer value, quality, function, serviceability and efficiency.

Certain statements in this news release may be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933. Statements regarding future prospects and developments are based upon current expectations and involve certain risks and uncertainties that could cause actual results and developments to differ materially from the forward-looking statements.

AAON, Inc. and Subsidiaries
Consolidated Statements of Income
(Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
	(in thousands, except share and per share data)
Net sales	$89,690	$76,816	$247,764	$225,106
Cost of sales	63,074	59,667	178,160	173,336
Gross profit	26,616	17,149	69,604	51,770
Selling, general and administrative expenses	9,687	6,747	25,743	19,627
Gain on disposal of assets	—	4	52	17
Income from operations	16,929	10,406	43,913	32,160
Interest expense	(1)	(16)	(2)	(43)
Interest income	61	40	153	55
Other income(expense), net	15	53	252	50
Income before taxes	17,004	10,483	44,316	32,222
Income tax provision	6,482	4,476	14,535	12,351
Net income	$10,522	$6,007	$29,781	$19,871
Earnings per share:
Basic*	$0.29	$0.16	$0.81	$0.54
Diluted*	$0.28	$0.16	$0.80	$0.54
Cash dividends declared per common share*:	$—	$—	$0.10	$0.08
Weighted average shares outstanding:
Basic*	36,742,262	36,803,235	36,752,657	36,837,686
Diluted*	37,017,561	37,001,127	37,041,775	37,083,695
 *Reflects three-for-two stock split effective July 2, 2013

AAON, Inc. and Subsidiaries
Consolidated Balance Sheets
(Unaudited)
	September 30, 2013	December 31, 2012
Assets	(in thousands, except share and per share data)
Current assets:
Cash and cash equivalents	$2,289	$3,159
Certificates of deposit	8,186	3,120
Investments held to maturity at amortized cost	11,421	2,832
Accounts receivable, net	46,129	43,866
Income tax receivable	1,769	694
Note receivable	29	28
Inventories, net	33,383	32,614
Prepaid expenses and other	619	740
Deferred tax assets	5,296	4,493
Total current assets	109,121	91,546
Property, plant and equipment:
Land	1,353	1,340
Buildings	60,435	59,761
Machinery and equipment	122,356	117,617
Furniture and fixtures	9,539	8,906
Total property, plant and equipment	193,683	187,624
Less: Accumulated depreciation	105,975	96,929
Property, plant and equipment, net	87,708	90,695
Certificates of deposit	4,483	2,120
Investments held to maturity at amortized cost	17,867	8,041
Note receivable	959	1,091
Total assets	$220,138	$193,493

Liabilities and Stockholders' Equity
Current liabilities:
Revolving credit facility	$—	$—
Accounts payable	12,795	13,047
Dividends payable	—	—
Accrued liabilities	30,314	26,578
Total current liabilities	43,109	39,625
Deferred revenue	358	—
Deferred tax liabilities	14,741	15,732
Commitments and contingencies
Stockholders' equity:
Preferred stock, $.001 par value, 5,000,000 shares authorized, no shares issued	—	—
Common stock, $.004 par value, 168,750,000 shares authorized,	147	147
36,709,890 and 36,776,624 issued and outstanding at September 30, 2013 and December 31, 2012, respectively*
Additional paid-in capital	—	—
Retained earnings	161,783	137,989
Total stockholders' equity	161,930	138,136
Total liabilities and stockholders' equity	$220,138	$193,493
 *Reflects three-for-two stock split effective July 2, 2013

AAON, Inc. and Subsidiaries
Consolidated Statements of Cash Flows
(Unaudited)
	Nine Months Ended September 30,
	2013	2012
Operating Activities	(in thousands)
Net income	$29,781	$19,871
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	9,349	10,079
Amortization of bond premiums	545	80
Provision for losses on accounts receivable, net of adjustments	121	(7)
Provision for excess and obsolete inventories	468	—
Share-based compensation	1,054	625
Excess tax benefits from stock options exercised and restricted stock awards vested	(502)	(267)
Gain on disposition of assets	(52)	(17)
Foreign currency transaction gain (loss)	35	(40)
Interest income on note receivable	(31)	—
Deferred income taxes	(1,794)	(987)
Write-off of note receivable	75	—
Changes in assets and liabilities:
Accounts receivable	(2,384)	(8,227)
Income tax receivable	1,753	5,801
Inventories	(1,237)	(2,702)
Prepaid expenses and other	121	148
Accounts payable	(227)	2,681
Deferred revenue	358	—
Accrued liabilities	1,410	11,375
Net cash provided by operating activities	38,843	38,413
Investing Activities
Capital expenditures	(6,407)	(12,582)
Proceeds from sale of property, plant and equipment	72	311
Investment in certificates of deposits	(8,869)	(4,280)
Maturities of certificates of deposits	1,440	1,060
Purchases of investments held to maturity	(22,275)	(5,624)
Maturities of investments	3,315	—
Proceeds from called investment	—	270
Principal payments from note receivable	52	20
Net cash used in investing activities	(32,672)	(20,825)
Financing Activities
Borrowings under revolving credit facility	8,325	34,847
Payments under revolving credit facility	(8,325)	(39,422)
Stock options exercised	986	1,053
Excess tax benefits from stock options exercised and restricted stock awards vested	502	267
Repurchase of stock	(4,817)	(4,379)
Cash dividends paid to stockholders	(3,712)	(2,950)
Net cash used in financing activities	(7,041)	(10,584)
Net (decrease) increase in cash and cash equivalents	(870)	7,004
Cash and cash equivalents, beginning of period	3,159	13
Cash and cash equivalents, end of period	$2,289	$7,017

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